Exhibit 4.10

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is dated effective as of July 18, 2018, by and among SUNDANCE ENERGY AUSTRALIA LIMITED, a limited company organized and existing under the laws of South Australia (“Parent”), SUNDANCE ENERGY, INC., a Colorado corporation (the “Borrower”), the other LOAN PARTIES hereto, the LENDERS party hereto, ABN AMRO CAPITAL USA, LLC (“New Lender”), and NATIXIS, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Parent, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of April 23, 2018  (as the same may have been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement for certain purposes as provided herein; and

WHEREAS,  pursuant to this Amendment, Natixis, New York Branch is assigning a portion of its Commitment to New Lender and Annex I is being amended and restated to reflect such assignment as provided herein; and

WHEREAS, the Administrative Agent and the Lenders (including New Lender) have agreed to amend the Credit Agreement as provided herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parent, the Borrower, the Administrative Agent and the Lenders (including New Lender) hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1       Amendment to Section 1.2  Section 1.02 of the Credit Agreement shall be and it hereby is amended by adding the following defined terms thereto in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“First Amendment” means the First Amendment to Credit Agreement dated as of July __, 2018 by and among the Borrower, the Parent, the Lenders, party thereto, ABN AMRO Capital USA LLC, as “New Lender” and the Administrative Agent.

“First Amendment Effective Date” means the date that all conditions to the effectiveness of the First Amendment have occurred.

1.2       Further Amendment to Section 1.02.  Section 1.02 of the Credit Agreement shall be and it hereby is further amended by amending the definition of the term “Secured Swap Provider” therein, in its entirety, to read as follows:

“Secured Swap Provider” means, with respect to any Swap Agreement, (a) a Lender or an Affiliate of a Lender who is the counterparty to any such Swap Agreement with a Loan Party, or (b) any Person who was a Lender or an Affiliate of a Lender at the time when such Person entered into any such Swap Agreement who is a counterparty to any such Swap Agreement with a Loan Party.

1.3       Amendment to Section 3.03.  The first of the two complete sentences contained in the paragraph at the end of Section 3.03 of the Credit Agreement shall be and is hereby amended, in its entirety, to read as follows:

“If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(a) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate may no longer be used for determining interest rates for loans, then the Administrative Agent, in consultation with the Majority Lenders and the Borrower, shall endeavor in good faith to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Borrower and the Administrative Agent shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.”

1.4       Amendment to Article VII.  Article VII of the Credit Agreement shall be and it  hereby is amended by adding a new Section 7.29 to such Article VII, such new Section 7.29 to read, in its entirety, as follows:

“Section 7.29. Beneficial Ownership.  As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

1.5       Amendment to Section 8.01.  Section 8.01 of the Credit Agreement shall be and it hereby is amended by adding a new clause (r) to such Section 8.01, such new clause (r) to read, in its entirety, as follows:

“(r)       Beneficial Ownership.  Prompt written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.”

1.6       Amendment to Section 8.14(b).  Section 8.14(b) of the Credit Agreement shall be and it hereby is amended by amending and restating the first sentence of such Section 8.14(b), in its entirety, to read as follows:

“Parent and the Borrower shall promptly cause each newly created or acquired Subsidiary (other than any Immaterial Subsidiary) and any Immaterial Subsidiary that becomes a Material Subsidiary to guarantee the Secured Obligations pursuant to the Guarantee and Collateral Agreement, including pursuant to a supplement or joinder thereto.”

1.7       Amendment to Section 9.17.  Section 9.17 of the Credit Agreement shall be and it hereby is amended by amending Clause (a)(iii), in its entirety, to read as follows:

“(iii) the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and at any time thereafter (such notional volumes to be based upon the projections contained in the then-most recently delivered Reserve Report and drilling plan furnished to the Lenders), (A) 80% of the reasonably projected production from the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the month when such Swap Agreement is executed and ending 36  months later; and (B) 80% of the reasonably projected production from the Proved Reserves classified as Developed Producing Reserves attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the 37th month after when such Swap Agreement is executed and ending on the 60th month after when such Swap Agreement is executed;  provided, that if the Borrower and the Required Lenders agree in writing (including by email), then (x) the notional volumes referred to in this Section 9.17(a)(iii) (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) may instead not exceed a percentage of reasonably projected production from the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, that is reasonably acceptable to the Required Lenders and agreed to by the Borrower and (y) the projections of notional volume upon which the percentage referred to in clause (x) are based may be as are reasonably acceptable to the Required Lenders and agreed to by the Borrower,”

1.8       Amendment to Section 12.01.  Section 12.01 of the Credit Agreement shall be and it hereby is amended by amending and restating clauses (a)(iii) and (a)(iv) of such Section 12.01, in their respective entirety, to read as follows:

“(iii)     if to the Administrative Agent, to it at Natixis, New York Branch, 1251 Avenue of the Americas, 5th Floor, New York, NY 10020, Attention: Urs Fischer (Telephone (212) 891-1954), with a copy, Attention: Hana Beckles (Telephone (212) 583-4913), email addresses: adminagency@natixis.com; NatixisAgency@cortlandglobal.com;

(iv)       if to Natixis, as the Issuing Bank, to it at Natixis, New York Branch, 1251 Avenue of the Americas, 3rd Floor, New York, NY 10020, Attention: Wilbert Velazquez (Telephone (212) 872-5051), with a copy, Attention: Herman Reeves (Telephone (212) 872-5109), email address: LETTER_OF_CREDIT@natixis.com; and”

SECTION 2.    Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment shall become effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1       Execution and Delivery.  Each Loan Party, the Majority Lenders, Natixis, New York Branch, in its capacity as Assignor pursuant to Section 4, New Lender and Administrative Agent shall have executed and delivered counterparts of this Amendment to the Administrative Agent.

2.2       Amendment to Term Credit Agreement.  The Administrative Agent shall have received a fully executed copy of an amendment to the Term Credit Agreement modifying Section 9.17 of the Term Credit Agreement on substantially similar terms to those set forth in Section 1.1 of this Amendment, such amendment to be in form and substance reasonably satisfactory to the Administrative Agent.

2.3       No Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

2.4       Beneficial Ownership Certification.  At least five days prior to the date this Amendment is to be effective,  if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation the Administrative Agent and any Lender who so requests  shall have received a Beneficial Ownership Certification in relation to the Borrower.

2.5       Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.  Representations and Warranties of Loan Parties.  To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:

3.1       Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments contained herein, each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date hereof, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date.

3.2       Corporate Authority; No Conflicts.  The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Loan Party or result in the creation or imposition of any Lien upon any of the assets of such Loan Party except for Liens permitted under Section 9.03 of the Credit Agreement.

3.3       Enforceability.  This Amendment has been duly executed and delivered by each Loan Party and constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

3.4       No Default.  As of the effective date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4.  Assignment and Assumption.  Upon the satisfaction of the conditions set forth in Section 2 of this Amendment:

(a)        Natixis, New York Branch (“Assignor”) hereby irrevocably sells and assigns, severally and not jointly, to New Lender (herein referred to as “Assignee”), and the Assignee hereby irrevocably purchases and assumes from Assignor, (i) such portion of Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto so that after giving effect to such assignment and assumption the Commitments and Applicable Percentages of the Lenders shall be as set forth on Annex I hereto, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned

Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Section 4 without representation or warranty by the Assignor.

(b)        Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 4, and (ii) assumes no responsibility with respect to (A) any statements, warranties or representation made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of any Loan Party, or (D) the performance or observance by any Loan Party of any of their respective obligations under any Loan Document.

(c)        Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it satisfies the requirements specified in the Agreement that are required to be satisfied by it in order to acquire the Assigned Interest, (C) from and after the date hereof, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of such Assigned Interest, shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (E) if it is not organized under the laws of the United States of America or one of its states, it has supplied to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by Assignee, and (ii) agrees that (A) it will, independently and without reliance on Administrative Agent, Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)        From and after the date of the satisfaction of the conditions set forth in Section 2 of this Amendment, Administrative Agent shall distribute all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding such date and to the Assignee for amounts that accrue from and after such date.

(e)        After giving effect to the assignment referenced in this Section 4, Borrower, Administrative Agent and the Lenders hereby approve the allocation of the Commitments and Applicable Percentages as set forth on Annex I attached hereto, which amends and restates Annex I to the Credit Agreement.

SECTION 5. Miscellaneous.

5.1       Reaffirmation of Loan Documents and Liens.  Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other

Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party.  Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2       Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3       Legal Expenses.  Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4       Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5       Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6       Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7       Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.8       Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

5.9       Reference to and Effect on the Loan Documents.

(a)        This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)        The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PARENT:

Sundance Energy Australia Limited

By: _____________________________________

Name: __________________________________

Title: ___________________________________

BORROWER:

Sundance Energy, Inc.

By: _____________________________________

Name: __________________________________

Title: ___________________________________

First Amendment to Credit Agreement – Annex I

OTHER LOAN PARTIES:

Sea Eagle Ford, LLC

By: _____________________________________

Name: __________________________________

Title: ___________________________________

Armadillo E&P, Inc.

By: _____________________________________

Name: __________________________________

Title: ___________________________________

NATIXIS, NEW YORK BRANCH, as
Administrative Agent

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

NATIXIS, NEW YORK BRANCH, as a Lender
and as Assignor for purposes of Section 4

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

BANK OF AMERICA, N.A., as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

MORGAN STANLEY CAPITAL GROUP INC., as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

ABN AMRO Capital USA LLC, as New Lender
and Assignee for purposes of Section 4

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________